UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2024

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 648-3553
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The Company intends to file a preliminary prospectus supplement with the Securities and Exchange Commission (the “Preliminary Prospectus Supplement”) on October 16, 2024 in connection with a proposed underwritten public offering (the “Offering”) of its Class A common stock, par value $0.0001 per share (the “Common Stock”). The Preliminary Prospectus Supplement is expected to include the following disclosure under the heading “Recent Developments”:

“Preliminary Financial Results and Operational Information

Although our financial results for the quarter ended September 30, 2024 are not yet finalized, we estimate that our financial results and certain operational information will fall within the following ranges.

	Quarter Ended September 30, 2024
	Low	High
	(in thousands)
Statement of Operations Data:
Revenue	$199,000	$200,000
Loss from operations	$(765,000)	$(790,000)
Balance Sheet Data:
Cash and cash equivalents (at end of period)	$1,893,000	$1,894,000
Long-term debt (at end of period)	$2,000,800	$2,000,800

As of September 30, 2024, we had approximately $5.16 billion of total liquidity, consisting of (i) approximately $4,027 million in cash, cash equivalents, and investment balances, (ii) $750 million available under our DDTL Credit Facility, (iii) approximately $160 million available under our ABL Credit Facility and (iv) approximately $219 million available under our GIB Credit Facility. Availability under our ABL Credit Facility is subject to the value of eligible assets in the borrowing base.

In addition, during the quarter ended September 30, 2024, we produced 1,805 vehicles and delivered 2,781 vehicles, of which approximately 8% were subject to operating lease accounting.”

The foregoing estimates are preliminary as the Company is in the process of completing its closing procedures for the quarter ended September 30, 2024. The preliminary estimates are based solely upon information available to the Company as of the date of this Current Report on Form 8-K and actual results may differ from these estimates subject to the completion of the Company’s quarter-end closing procedures, final adjustments and developments that may arise between now and the time the financial results for the quarter ended September 30, 2024 are finalized. Investors should refer to the actual results included in the Company’s financial statements for the quarter ended September 30, 2024 once it becomes available upon filing of the Company’s Quarterly Report on Form 10-Q.

The Company’s independent registered public accounting firm has not reviewed or performed any procedures with respect to these preliminary estimates and, accordingly, does not express an opinion or any other form of assurance about them.

Item 7.01	Regulation FD Disclosure.

The information contained in Item 2.02 of this Current Report on Form 8-K is incorporated by reference herein.

On October 16, 2024, the Company issued a press release (the “Press Release”) announcing that it has commenced the Offering and a concurrent private placement of Common Stock to its majority stockholder, Ayar Third Investment Company. A copy of this Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Lucid Press Release dated October 16, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2024	Lucid Group, Inc.

	By:	/s/ Gagan Dhingra
Gagan Dhingra
Interim Chief Financial Officer